Exhibit 99.1

James W. Fuller joins QPAGOS Board of Directors

Mexico City, Mexico, May 30, 2017 QPAGOS Corp., (OTCQB:QPAG) a U.S.-based provider of digital payment services for cash-based and unbanked consumers in Mexico, today announced that James W. Fuller, who under the Reagan administration served as member of the Board of Directors of the Securities Investor Protection Corporation (SPIC) , has been appointed to the Qpagos board of directors

Mr. Fuller is a past Chairman of the Board of Pacific Research Institute, a public Think Tank in San Francisco and a member of the Board of The International Institute of Education. He is also a member of the Pacific Council for International Policy and past member of the Committee of Foreign Relations. Additionally, Mr. Fuller was the Senior Vice President of the New York Stock Exchange (NYSE) from 1976 to 1981, where he was responsible for corporate development, marketing, corporate listing and regulation oversight, research and public affairs and served for 12 years on the Board of Trustees of the University of California - Santa Cruz.

“Jim brings a wealth of experience to Qpagos and we look forward to his contribution to the governance of our company and helping us extend our market leadership in consumer electronic payments in the region” commented CEO Gaston Pereira. “Our strategic vision is to expand into other markets as we continue to consolidate our Mexico presence.”

Added Mr. Fuller, “I have been following Qpagos since I first discussed this opportunity with Gaston Pereira several months ago, and I am very impressed with the progress Qpagos has made in its brief time. I could not be more enthusiastic about collaborating with Gaston and his team in this exciting and growing sector.”

ABOUT QPAGOS

U.S based QPAGOS delivers state-of-the-art digital payment services to consumers and service providers in Mexico where 60% of the adult population does not have a bank account and where 80% of personal payments are made in cash. It operates a network of self service kiosks and applications that provides more convenient payment alternatives for consumers and more efficient billing for service providers. www.qpagos.com

SAFE HARBOR STATEMENT

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statement of historical fact contained in this press release are forward-looking statements. In some case, forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate, ”expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” or “will” or the or the negative of these terms or other comparable terminology and include statements regarding the expected contribution of Mr. Fuller and the growth of the electronic payment sector. These forward-looking statements are based on management’s expectations and assumptions as of the date of the press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectation include, among others, our ability to extend our market leadership in consumer electronic payments in the region, our ability to continue to grow and execute our business plan, our ability to generate revenue streams from user fees, service provider fees, franchisee fees, rental/management fees and advertising fees and the other risks outlined under “Risk Factors” in QPAGOS’ Current Report on Form 8-K dated May 13, 2016 and its other filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

For investor inquiries please call (888) 238-1466 (+1-881-238-1466 for international callers) or email investors@qpagos.com

For business inquiries please call (844) 470-5531 or email info@qpagos.com